UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 21, 2024, Emergent BioSolutions Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Joseph C. Papa as President and CEO of the Company, effective February 21, 2024. Mr. Papa succeeds Haywood Miller, who will step down from his role as interim CEO of the Company, effective February 21, 2024.
Mr. Papa brings over 35 years of experience in the healthcare and pharmaceutical industry, having most recently served as Chief Executive Officer and Chairman at Bausch and Lomb Corporation (“Bausch and Lomb”) (NYSE: BLCO) a global eye health company. Prior to his role at Bausch and Lomb, Mr. Papa was the Chief Executive Officer and Chairman of Valeant Pharmaceuticals International Inc., a multinational pharmaceutical company that later rebranded as Bausch Health Companies Inc. Mr. Papa previously served as the Chairman and CEO of Perrigo, a private-label, over-the-counter pharmaceuticals manufacturer, and led the pharmaceutical and technologies services division at Cardinal Health, a healthcare services and distribution company. Before that, Mr. Papa held the role of President and Chief Operating Officer at Watson Pharmaceuticals and worked for 14 years at Novartis Pharmaceuticals in the US and Switzerland.
The Company entered into an executive employment agreement dated February 19, 2024 (the “Agreement”) with Mr. Papa. The Agreement has no specified term and Mr. Papa’s employment with the Company will be on an at-will basis. The material terms of the Agreement are summarized below.
Base Salary and Bonus. Mr. Papa will receive an annual base salary of $1,000,000 (the “Annual Base Salary”) and will be eligible for an annual bonus of 130% of the Annual Base Salary with a maximum bonus opportunity of 200% of the Annual Base Salary, subject to determination by the Board’s Compensation Committee in accordance with the Company’s bonus policy and upon achievement of certain performance targets established by the Board in consultation with Mr. Papa. Mr. Papa also is eligible to receive a sign-on bonus of $1,000,000 subject to Mr. Papa’s continued employment at the Company for a two-year period.
Board Seat. Mr. Papa has been appointed as Class II director of the Board, with an initial term effective as of Mr. Papa’s start date of February 21, 2024 and ending at the 2026 Annual Shareholder Meeting.
Equity Compensation. Subject to Board approval, Mr. Papa is eligible for a stock option to purchase 750,000 shares of the Company’s common stock under the Emergent BioSolutions Inc. Inducement Plan (the “Inducement Plan”). The Inducement Plan shares vest upon achievement of certain price hurdles and in no event will vesting occur prior to the one-year anniversary of the grant date. The Inducement Plan is filed as Exhibit 4.4 to the Company’s Registration Statement of Form S-8 filed on December 11, 2023 (File No. 333-275990). Mr. Papa also is eligible for a stock option issued under the Inducement Plan to purchase 250,000 shares of the Company’s common stock. The shares subject to such stock option will vest in substantially equal installments over three years, subject to the Executive’s continued service through each such date. Lastly, Mr. Papa is eligible for a stock option issued under the Emergent BioSolutions, Inc. Amended and Restated Stock Incentive Plan (the “SIP”) to purchase 500,000 shares of the Company’s common stock. The shares subject to such stock option will vest in substantially equal installments over three years, subject to Mr. Papa’s continued service through each such date. The SIP is filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Performance-Based Incentive. Mr. Papa is eligible for a performance-based incentive payment equal to $8,000,000, subject to the satisfaction of a share price performance factor within five years and other terms set forth in the Agreement.
Severance Terms. Mr. Papa will be eligible to participate in the Company’s Second Amended and Restated Senior Management Severance Plan (the “Severance Plan”). The Severance Plan is filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
The preceding description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Mr. Papa has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Papa and any other persons pursuant to which he was selected as Chief Executive Officer of the Company. Neither Mr. Papa nor any of his immediate family members are party to any related party transaction or arrangement for which disclosure would be required under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.
On February 21, 2024, the Company issued a press release announcing the Company’s Chief Executive Officer transition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing, under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Executive Agreement, dated February 19, 2024 between Emergent BioSolutions Inc. And Joseph Papa.
99.1	Press release issued by Emergent BioSolutions Inc. on February 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: February 21, 2024	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer